Exhibit 23.0

Consent of Independent Auditors

CONSENT OF INDEPENDENT AUDITORS

ANNAPOLIS BANCORP, INC.

Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statement No. 333-58658 on Form S-8, and in the Annual Report on Form 10-KSB of ANNAPOLIS BANCORP, INC. for the year ended December 31, 2003 of our report dated January 9, 2004 relating to the consolidated financial statements of ANNAPOLIS BANCORP, INC.

/s/ Stegman & Company

Baltimore, Maryland

March 23, 2004